Exhibit 10.4

Exclusive Technical Consulting and Service Agreement

This Exclusive Technical Consulting and Service Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC”) on December 15, 2016 by and between the following Parties:

Party A: Jakroo (Beijing) Sports Consulting Co., Ltd.

Address: Room 509, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

Party B: Rider Sportsfashion Limited

Address: Room 507, Unit 3, No.69 Beichen West Road, Chaoyang District, Beijing, PRC

(Party A and Party B may be referred to herein individually as, a “Party” and collectively as the “Parties.”)

Whereas:

(1) Party A is a wholly foreign-owned enterprise, duly incorporated and validly existing under the laws of the PRC:

(2) Party B is a limited liability company, incorporated in Beijing, China and validly existing under the laws of the PRC: and

(3) For the purpose of operating its business, Party B has decided to employ Party A as its exclusive technical service supplier to provide Party B with relevant services, such as technical consulting services for Party B’s design, manufacture, and sale of cycling apparel and other related customized endurance apparel products. Party A agrees to provide Party B with the corresponding technical services in accordance with the provisions of this Agreement.

NOW, THEREFORE, the parties, through amicable consultation, hereby agree as follows in respect of the specific issues concerning the exclusive technical service is to be provided by Party A to Party B:

1	Definition and Interpretation

1.1	Except as otherwise defined in the terms or context hereof, the following terms in this Agreement shall have the following meanings:

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“Service Fees” shall mean all fees to be paid by Party B to Party A pursuant to Article 2 of this Agreement in respect of the Services provided by Party A.

“Operating Revenue” shall mean, in any single fiscal year during the term of this Agreement, the total revenue generated by Party B in its daily operation of the business of that year as recorded under the column entitled “Revenue of Main Business” (or other such similarly named column) in the audited financial statements prepared in accordance with the accounting standards of the PRC.

1.2	References to any laws and regulations (the “Law”) herein shall be deemed to include (1) references to any amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the execution of this Agreement; and (2) references to any other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

2	Exclusive Technical Consulting Services

2.1	Party A is the exclusive technology service provider to Party B, except for the circumstances set forth in Article 2.2 or Article 2.3 of this Agreement, any technical service (including but not limited to technical consulting services for Party B’s design, manufacture, sale of cycling apparel and other related customized endurance apparel products) as required during the course of business operated by Party B must be rendered by Party A on an exclusive basis. Without the prior written consent of Party A, Party B shall not seek any technical service under this Agreement rendered by any third party by any means other than Party A.

2.2	Party B agrees that in event that Party A does not possess the capability to render specific technical services to Party B objectively, such technical service shall be rendered by an appropriate third party solely appointed by Party A in accordance with the terms and conditions of this Agreement. Party B further agrees that, in any case, Party A shall have the right to appoint any third party adequately qualified in absence of any reason to replace Party A and render technical service which should have been rendered by Party A in accordance with the Agreement, and Party B agrees to accept appropriate technical services rendered by such appropriate third party entrusted by Party A.

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2.3	If any of the following circumstances occurs, Party B has the right to seek for any third party to render technical service to Party B:

2.3.1	Party A has voluntarily waived its rights as the exclusive technical service provider and agreed in writing that such technical service shall be rendered by a third party to Party B;

2.3.2	Party A is unable to provide a certain technical service to Party B objectively and fails to appoint an appropriate third party to provide such technical service to Party B; or

2.3.3	Party A decides not to provide a certain technical service to Party B and fails to appoint an appropriate third party to provide such technical service to Party B.

Article 3 Payment

3.1	In respect of the Services to be provided by Party A pursuant to the terms of this Agreement, Party B shall pay to Party A the Service Fees as follows:

3.1.1	Service Fees equivalent to ninety percent (90%) of the total Operating Revenue of Party B or such other amount otherwise agreed by the Parties; and

3.1.2	Services Fees otherwise confirmed by the Parties for specific technical services and consulting services provided by Party A in accordance with Party B’s requirement from time to time.

3.2	Party B shall, within three months of the end of each calendar year, pay the Service Fees determined under Article 3.1 hereof into a bank account designated by Party A on a lump-sum basis. In case Party A changes its bank account, it shall notify Party B in writing of such change at least seven (7) working days in advance of such change.

3.3	The Parties agree that, in principle, the payment of said Services Fee shall not cause any difficulty to either Party’s operation for any year. For the aforesaid purposes, Party A may agree to the deferred payment of the Services Fee by Party B, or upon the mutual agreement by the Parties through negotiation, Party A may adjust, pursuant to a written agreement with Party B, the percentage of calculation and/or the specific amount of the Services Fee payable by Party B to Party A as specified in Article 3.1 above.

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3.4	If Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, Party A may choose any of the following ways of payment for such third party’s fees and require Party B to implement:

3.4.1	Party B pays the fees for the Technology Service to the third party directly; or

3.4.2	Party B pays the fees for the Technology Service to Party A directly and Party A is responsible for settling with such third party.

3.5	Where Party A designates a third party to provide Party B with the Technology Service in accordance with this Agreement, in the event Party A, assumes any joint and several liability to such third party at the request of Party B, Party B shall compensate Party A for all economic losses incurred thereby.

Article 4 Working Product, Intellectual Property and Proprietary Information

4.1	The Parties agree and confirm that Party A shall hold the ownership of work product, intellectual property and proprietary information during its term of providing the consulting services, except for the following:

4.1.1	Intellectual property owned legally by a third party which is licensed to or otherwise permitted to be used by Party A or Party B; and

4.1.2	As may otherwise be agreed to by both Parties in writing.

4.2	During the term of this Agreement, if Party B requires the use of Party A’s software, technical systems or other intellectual property (together, the “systems”), both parties shall enter into a separate agreement defining the scope, method and fee for the use of such systems.

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Article 5 Confidentiality

5.1	Both Parties shall maintain the confidentiality of any confidential material and information which became known to the other Party or was accessed by the other Party due to the execution or performance of this Agreement (the “Confidential Information”). Without the other Party’s written consent, neither Party shall disclose, give or transfer such Confidential Information to any third parties, except as may be required in accordance with any applicable law, rule or regulation.

5.2	If requested by either Party, the other Party shall return, destroy, or otherwise dispose of all of the documents, materials and software that contains or may contain any Confidential Information as requested, and promptly stop using such Confidential Information.

5.3	The Parties’ obligations under this Article shall survive the termination of this Agreement. Either Party shall still comply with the confidentiality terms of this Agreement and fulfill the confidentiality obligations as promised, until the other Party gives consent to the release of such obligations or as a matter of fact, violation of the confidentiality terms herein will not cause damage of any form to the other Party.

Article 6 Payment of Taxes

6.1	The Parties shall respectively pay taxes to relevant tax authorities in accordance with all relevant laws, regulations and State policies.

6.2	In the event that either Party pays any tax for the other Party, the paying Party shall submit the tax certificate to the payable Party as soon as possible, and the payable Party shall compensate the equivalent amount to the paying Party within seven days after the receipt of such tax certificate.

Article 7 Representations, Covenants and Warranties

7.1	Both of the Parties represent, covenant and warrant to the other Party as follows:

7.1.1	It is a company lawfully established and duly existing pursuant to the laws of the PRC;

7.1.2	It is qualified to conduct the transaction hereunder and such transaction is in line with its business scope;

7.1.3	It has full power and authority to enter into this Agreement, and its authorized representative has obtained full authorization to execute this Agreement on its behalf;

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7.1.4	It has the ability to perform its obligations hereunder, and such performance will not violate any restrictions of legal documents binding upon it;

7.1.5	It is not subject to any liquidation, dissolution or bankruptcy procedures.

7.2	Party B covenants that during the term of this Agreement, Party B shall notify Party A of any change in Party B’s shareholding structure thirty days in advance of any such change.

7.3	Party B shall neither conduct, nor allow any third party to conduct, any act or omission that is detrimental to Party A’s ownership of technology or any other intellectual property or any other rights of Party A.

Article 8 Liability for Breach of Contract

8.1	Either Party’s direct or indirect violation of any provisions herein, or failure in assuming or untimely or insufficient assumption of, any of its obligations hereunder shall constitute a breach of contract. The non-defaulting Party (the “Non-Defaulting Party”) is entitled to send to the defaulting Party (the “Defaulting Party”) a written notice, requesting the Defaulting Party to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non-Defaulting Party for any losses incurred by the breach.

8.2	After the occurrence of breach, and in the event that such a breach has made it impossible or unfair for the Non-Defaulting Party to perform its corresponding obligations hereunder based on the Non-Defaulting Party’s reasonable and objective judgments, the Non-Defaulting Party is entitled to send to the Defaulting Party a written notice of its temporary suspension of performance of corresponding obligations hereunder, until the Defaulting Party stops the breach, takes sufficient, effective and timely measures to eliminate the effects of breach, and compensate the Non- Defaulting Party for any losses incurred by the breach.

8.3	The losses of the Non-Defaulting Party that should be compensated by the Defaulting Party include direct economic losses and any foreseeable indirect losses and extra expenses incurred by the breach, including without limitation, attorneys fees, litigation and arbitration fees, financial expenses and travel charges.

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Article 9 Force Majeure

9.1	“Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events.

9.2	The Party affected by Force Majeure may suspend the performance of relevant obligations hereunder that cannot be performed due to Force Majeure until the effects of Force Majeure are eliminated, without having to assume any liability for breach of contract, provided however that such Party shall endeavor to overcome such events and reduce the negative effects to the best of its abilities.

9.3	The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events, which documents shall be issued by the notary office where the events occur (or other appropriate agencies). In case the Party affected by Force Majeure cannot provide such certificate documents, the other Party may request such certificate documents in order to assume the liability for breach of contract in accordance with this Agreement.

Article 10 Effectiveness, Amendment, Termination and Term of the Agreement

10.1	This Agreement takes effect as of the date when it is signed and stamped by the authorized representatives of the Parties, and shall be terminated on the date when Party B dissolves according to law.

10.2	The term of this Agreement will be ten (10) years unless Party A terminates the agreement early. Upon request from Party A, the Parties may extend the term of this Agreement prior to its expiration or enter into a separate business agreement, each as requested by Party A.

10.3	Unless provided otherwise herein, Party A is entitled to unilaterally exercise immediate early termination of this Agreement by sending a written notice to Party B should any of the following events were to occur:

10.3.1	arty B breaches this Agreement, and within thirty (30) days after Party A sends out written notice of breach to Party B, Party B fails to rectify its breach, take sufficient, effective and timely measures to eliminate the effects of breach and compensate Party A for any losses incurred by the breach;

10.3.2	Party B is bankrupt or is subject to any liquidation procedure and such procedure is not revoked within seven (7) days; and

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10.3.3	due to any event of Force Majeure, Party B’s failure to perform this Agreement lasts for more than twenty (20) days.

10.4	The early termination of this Agreement shall not affect the rights and obligations of the Parties arising out of this Agreement prior to the early termination date.

Article 11 Delivery of Notice

11.1	Notices relevant to this Agreement sent by one Party to the other shall be made in written form and delivered in person, or by fax, telegram, telex or email, or by registered mail (postage paid) or express mail. As to those delivered in person or by fax, telegram, telex or email, the delivery date shall be the date when it is sent; as to those delivered by registered mail (postage paid) or express mail, the delivery date shall be the third day after it is sent.

Article 12 Dispute Resolution

12.1	With regard to disputes arising out of the interpretation and performance of the terms hereunder, the Parties shall resolve the disputes through consultations in good faith.

12.2	In case no resolution can be made, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Chinese. The arbitration judgment shall be final and binding upon the Parties.

12.3	The conclusion, effectiveness, implementation and interpretation of this Agreement and resolution of any disputes related thereto shall all be governed pursuant to the laws of the PRC.

Article 13 Miscellaneous

13.1	This Agreement is written in English and translated into Chinese. In the event of any discrepancy between the two versions, the English version shall prevail. This Agreement is made with two (2) original copies, with one (1) original to be retained by each Party hereto.

13.2	The headings in this Agreement are written for ease of reference only and in no event shall they affect the interpretation of any terms of this Agreement.

13.3	The Parties may amend and supplement this Agreement in the way of a written agreement. Any Amended agreements and supplemental agreements executed by the Parties will become part of this Agreement, having the same legal effect as this Agreement.

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13.4	In case any term herein becomes all or partly invalid or unenforceable due to violation of law or governmental regulations or other reasons, the affected part of such term shall be considered to have been removed, provided that the removal of the affected part of such term shall not affect the legal effect of the remaining part of such term or other terms herein. The Parties shall conclude new terms through consultations to replace such invalid or unenforceable terms.

13.5	Unless provided otherwise, a Party’s failure or delay in exercising any of the rights, powers or privileges that it is entitled to under this Agreement shall not be considered a waiver of such rights, powers or privileges, nor shall any single or partial exercise of any rights, powers or privileges by a Party preclude its exercise of any other rights, powers or privileges.

13.6	This Agreement constitutes all agreements reached by the Parties on the subject matter of the cooperation project, and supersedes any previous or concurrent oral and written agreement, understanding and correspondence relevant to the subject matter of the cooperation project between the Parties. Unless specifically provided herein, there is no other explicit or implicit obligation or covenant between the Parties.

13.7	Matters not covered in this Agreement shall be determined by the Parties separately through consultation.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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[Signature Page of Exclusive Technical Consulting and Service Agreement]

IN WITNESS WHEREOF, the Parties have caused this Exclusive Technical Consulting and Services Agreement to be executed on the date and at the place first above written.

Party A: Jakroo (Beijing) Sports Consulting Co., Ltd. (Seal)

Authorized Representative (Signature):	/s/ Wen Li
Name: Wen Li

Party B: Rider Sportsfashion Limited (Seal)

Authorized Representative (Signature):	/s/ Weidong Du
Name: Weidong Du

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